UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

March 6, 2018
Date of Report (Date of earliest event reported)

QUALCOMM Incorporated
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-19528	95-3685934
(Commission File Number)	(IRS Employer Identification No.)

5775 Morehouse Drive, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

858-587-1121
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Credit Agreement

On March 6, 2018, QUALCOMM Incorporated (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) among the Company, the lenders party thereto and Goldman Sachs Bank USA, as administrative agent.  The Credit Agreement provides for a senior unsecured delayed-draw term facility in an aggregate principal amount of $3.0 billion (the “Term Loan Facility”) and a senior unsecured revolving credit facility in an aggregate principal amount of $3.0 billion (the “Revolving Credit Facility” and, together with the Term Loan Facility, the “Credit Facilities”).  Certain proceeds of the Credit Facilities, if drawn, will be used in part by Qualcomm River Holdings B.V., a wholly owned subsidiary of the Company (the “Subsidiary”), to finance the Subsidiary’s proposed acquisition of NXP Semiconductors N.V. (“NXP”), as described in the Company’s Current Reports on Form 8‑K filed with the Securities and Exchange Commission on October 27, 2016 and February 20, 2018 (the “Acquisition”) and in part by the Company for working capital, capital expenditures and other general corporate purposes.

Commitments under the Term Loan Facility will expire on the first to occur of (i) the consummation of the Acquisition without using loans under the Term Loan Facility, (ii) the termination of the Subsidiary’s obligation to consummate the Acquisition pursuant to the Purchase Agreement dated as of October 27, 2016, between the Subsidiary and NXP entered into in connection with the Acquisition, as amended by Amendment No. 1 dated as of February 20, 2018 (the “Purchase Agreement”), (iii) the “End Date” (as defined in accordance with the Purchase Agreement) and (iv) the termination of the commitments in accordance with the provisions of the Credit Agreement providing for voluntary and mandatory commitment reductions.  The Term Loan Facility is unsecured and is not expected to be guaranteed by any subsidiary of the Company, subject to the terms of the Credit Agreement.

Loans under the Term Loan Facility will mature on December 31, 2018, and will bear interest, at the option of the Company, at either the reserve-adjusted Eurocurrency Rate (determined in accordance with the Credit Agreement) or the Base Rate (determined in accordance with the Credit Agreement), in each case plus a per annum applicable rate that fluctuates between 75.0 basis points and 125.0 basis points, in the case of loans priced at the reserve-adjusted Eurocurrency Rate, and between 0.0 basis points and 25.0 basis points, in the case of loans priced at the Base Rate, based upon the long-term unsecured senior, non-credit enhanced debt ratings of the Company by Standard & Poor’s Financial Services LLC and Moody’s Investors Service, Inc., subject to certain provisions taking into account potential differences in ratings issued by the relevant ratings agencies or a lack of ratings issued by such ratings agencies (the “Ratings”).  The Company will be required to pay a ticking fee, which will accrue at a per annum rate that fluctuates between 4.0 basis points and 12.5 basis points based on the Ratings, on the actual daily amount of the undrawn aggregate commitments of the lenders in respect of the Term Loan Facility, accruing during the period commencing on March 6, 2018, and ending on the earlier of the Closing Date (as defined in the Credit Agreement) and the date the commitments with respect to the Term Loan Facility terminate.

The Company may obtain loans under the Revolving Credit Facility, subject to customary conditions, from time to time during the period commencing on the Closing Date to the earlier of December 31, 2018, and the date the revolving commitments are otherwise terminated.  The commitments under the Revolving Credit Facility will otherwise expire on the first to occur of (i) the termination of the Subsidiary’s obligation to consummate the Acquisition pursuant to the Purchase Agreement, (ii) if the Closing Date has not occurred, the End Date and (iii) the termination of the commitments in accordance with the provisions of the Credit Agreement providing for voluntary and mandatory commitment reductions.  Loans under the Revolving Credit Facility will mature on December 31, 2018.  The Revolving Credit Facility is unsecured and is not expected to be guaranteed by any subsidiary of the Company, subject to the terms of the Credit Agreement.

Loans under the Revolving Credit Facility will bear interest, at the option of the Company, at either the reserve-adjusted Eurocurrency Rate (determined in accordance with the Credit Agreement) or the Base Rate (determined in accordance with the Credit Agreement), in each case plus a per annum applicable rate that fluctuates between 62.5 basis points and 112.5 basis points, in the case of loans priced at the reserve-adjusted Eurocurrency Rate, and between 0.0 basis points and 12.5 basis points, in the case of loans priced at the Base Rate, based on the Ratings.  The Revolving Credit Facility has a ticking fee, which will accrue at a per annum rate that fluctuates between 4.0 basis points and 12.5 basis points based on the Ratings during the period commencing on March 6, 2018 and ending on the earlier of the Closing Date and the date the commitments with respect to the Revolving Credit Facility terminate, and an undrawn commitment fee, which, commencing on the Closing Date, will accrue at a per annum rate that fluctuates between 4.0 basis points and 12.5 basis points based on the Ratings, on the actual daily amount of the undrawn aggregate commitments of the lenders in respect of the Revolving Credit Facility.

In addition, the Credit Facilities provide that the Company will be required to prepay loans and reduce commitments under the Credit Facilities with the net cash proceeds of certain debt and equity issuances and certain asset sales, subject to customary exceptions and limitations.

The Credit Agreement contains certain customary representations and warranties, affirmative and negative covenants and events of default.  Negative covenants include, among others, limitations on the incurrence of liens by the Company and its subsidiaries and the incurrence of indebtedness by the Company’s subsidiaries. In addition, the Credit Agreement requires that the Company maintain a ratio of consolidated earnings before interest, taxes, depreciation and amortization to consolidated interest expense of not less than 3.00 to 1.00 as of the last day of each fiscal quarter.  If any of the events of default occur and are not cured within applicable grace periods or waived, any unpaid amounts under the Credit Agreement may be declared immediately due and payable and the commitments may be terminated.

The foregoing summary of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

As of March 9, 2018, the Company has not borrowed any funds under the Credit Facilities.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Credit Agreement is hereby incorporated by reference into this Item 2.03 insofar as it relates to the creation of a direct financial obligation of the Company.

Item 9.01.	Financial Statements and Exhibits

(d)
Exhibit No.	Description of Exhibit
10.1	Credit Agreement among QUALCOMM Incorporated, the lenders party thereto and Goldman Sachs Bank USA, as Administrative Agent, dated as of March 6, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALCOMM Incorporated

Date: March 9, 2018	By:	/s/ David Wise
Name: David Wise
Title: Senior Vice President and Treasurer